SUTHERLAND ASBILL & BRENNAN LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 202.383.0100 Fax 202.637.3593 www.sutherland.com

FREDERICK R. BELLAMY
DIRECT LINE: 202.383.0126
E-mail: fred.bellamy@sutherland.com
April 27, 2016

Board of Directors
Transamerica Life Insurance Company
Transamerica Corporate Separate Account Sixteen
4333 Edgewood Road, NE
Cedar Rapids, IA  52499

Re:	Transamerica Corporate Separate Account Sixteen Advantage X File Nos. 333-109579/811-21440
To the Board of Directors:
We hereby consent to the reference to our name under the heading "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 22 to the Form N-6 registration statement for Transamerica Corporate Separate Account Sixteen (File No. 333-109579).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
SUTHERLAND ASBILL & BRENNAN LLP

By: /s/ Frederick, R. Bellamy Frederick R. Bellamy

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